UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 12, 2024

Date of Report (Date of earliest event reported)

METAL SKY STAR ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41344	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 River Street, 9th Floor, Hoboken, New Jersey	07030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-721-8789

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, $0.001 par value, one redeemable warrant, and one right	MSSAU	The Nasdaq Stock Market LLC
Ordinary Shares, $0.001 par value	MSSA	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Ordinary Share at an exercise price of $11.50 per share	MSSAW	The Nasdaq Stock Market LLC
Rights to receive one-tenth (1/10th) of one Ordinary Share	MSSAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Amendment to the Investment Management Trust Agreement

As approved by its shareholders at the extraordinary general meeting of stockholders held on November 12, 2024 (the “Extraordinary General Meeting”), Metal Sky Star Acquisition Corporation (“MSSA” or the “Company”) entered into an amendment (the “Trust Amendment”) to the Investment Management Trust Agreement, with Wilmington Trust, N.A., as trustee, and Vstock Transfer LLC (the “Trust Agreement”) dated March 30, 2022, as amended on October 31, 2023. Pursuant to the Trust Amendment, MSSA has the right to extend the time for MSSA to complete its initial business combination (the “Business Combination Period”) for a period of eight additional one-month period from August 5, 2024 to April 5, 2025, by depositing into MSSA’s trust account (the “Trust Account”) $50,000 (the “Monthly Extension Fee”) for each one-month extension. The foregoing description of the Trust Amendment is qualified in its entirety by reference to the full text of the Trust Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws.

As approved by its shareholders at the Extraordinary General Meeting, MSSA filed the resolution including the amendment to the Amended and Restated Memorandum and Articles of Association (the “Amendment”) with the Cayman Islands General Registry on November 13, 2024. The Amendment extends the date by which MSSA has to consummate a business combination up to eight times, each such extension for an additional one-month period, from August 5, 2024 to April 5, 2025.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed with this Current Report on Form 8-K as Exhibit 3.1, and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 12, 2024, MSSA held the Extraordinary General Meeting. On October 14, 2024, the record date for the Extraordinary General Meeting, there were 6,407,416 ordinary shares of MSSA entitled to be voted at the Extraordinary General Meeting, of which 5,494,922, or approximately 86.76% of the total outstanding ordinary shares of MSSA, were represented in person or by proxy; therefore, a quorum was present.

1. Amended and Restated Memorandum and Articles of Association Amendment

Shareholders approved the proposal to amend MSSA’s amended and restated memorandum and articles of association (the “Amended and Restated M&AA”), to extend the date by which MSSA has to consummate a business combination up to eight additional one-month period from August 5, 2024 to April 5, 2025, by amending the Amended and Restated M&AA to delete the existing Article 36.2 thereof and replacing it with the Amendment. Adoption of the Amendment required approval by the affirmative vote of at least two-thirds (2/3) of the issued and outstanding being entitled to vote and which are present (in person or by proxy) at the Extraordinary General Meeting. The voting results were as follows:

The voting results were as follows:

FOR	AGAINST	ABSTAIN
5,157,538	337,384	0

2. Trust Amendment

Shareholders approved the proposal to amend the Trust Agreement, giving MSSA the right to extend the Business Combination Period from August 5, 2024 to April 5, 2025 by depositing $50,000 for each one-month period. Adoption of the Trust Amendment required approval by the affirmative vote of at least 65% of the outstanding shares. The voting results were as follows:

FOR	AGAINST	ABSTAIN
5,157,538	337,384	0

Item 8.01. Other Events.

In connection with the shareholders’ vote at the Extraordinary General Meeting, 2,649,965 shares were tendered for redemption.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Resolution including the amendment to the Amended and Restated Memorandum and Articles of Association filed with the Cayman Islands General Registry on November 13, 2024.
10.1	Amendment to the Investment Management Trust Agreement between MSSA, Wilmington Trust, N.A., as trustee, and Vstock Transfer LLC dated November 13, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2024	Metal Sky Star Acquisition Corporation

	By:	/s/ Wenxi He
	Name:	Wenxi He
	Title:	Chief Executive Officer

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